EXHIBIT 99.1

FOR  IMMEDIATE  RELEASE


                        FIRST SOUTHERN BANCORP ANNOUNCES
                   PROPOSED STOCK RECLASSIFICATION TRANSACTION


STATESBORO, GA - June 2, 2005 - First Southern Bancorp (the "Company") today announced that its Board of Directors has approved a stock reclassification transaction which is designed to enable the Company to terminate its reporting obligations under the Securities Exchange Act of 1934 (the "Exchange Act"). The transaction provides for the reclassification of shares of the Company's common stock held by shareholders who are the record holders of 500 or fewer shares of common stock into shares of the Company's preferred stock, on the basis of one share of preferred stock for each share of common stock held by such shareholders.

Based on the Company's current shareholder census, management anticipates that the plan will reduce the number of common shareholders of record below 300, which will enable the Company to notify the Securities and Exchange Commission (the "SEC") that it is entitled to cease filing annual, quarterly and current reports, proxy statements and other reports under the Exchange Act. Management estimates that the cessation of these reporting obligations will result in significant savings in legal, accounting and administrative expenses.

The Company's President and Chief Executive Officer, F. Thomas David, stated, "As our management team and board examined the relative advantages and disadvantages of our status as an SEC registered company, it became apparent that the compliance costs involved in maintaining that status outweighed the potential benefits of such registration to our shareholders, given the lack of a liquid, organized trading market for our stock. We believe the termination of our reporting obligations with the SEC will allow the Company to function more efficiently as a community bank and to better focus on its customers and the community in which it operates. Additionally, the stock reclassification will give all of our shareholders the opportunity to maintain an equity interest in the Company and to share in the Company's future growth and earnings."

The Company contemplates that the preferred stock will have limited voting rights and a dividend and liquidation preference to the common stock; will participate equally with the common stock on a sale or change in control of the Company; and will contain a call provision, which will allow the Company to call the preferred stock at a price equal to the greater of book value of the preferred stock, fair market value of the preferred stock or fair market value of our common stock.

The reclassification is subject to various conditions, including approval by the Company's shareholders following the distribution of a definitive proxy statement describing the terms and effects of the reclassification. The Company expects to complete the transaction during 2005.

ABOUT  FIRST  SOUTHERN  BANCORP

First Southern Bancorp is the holding company for First Southern National Bank, which is located in Statesboro, Georgia. As of May 31, 2005, it had $101.3 million in assets, $84.1 million in deposits and


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approximately  662  shareholders  of  record.  Additional  information about the
Company  can  be  found  in  its  SEC  filings  at  http://www.sec.gov.
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IMPORTANT  LEGAL  INFORMATION

The Company will file a preliminary proxy statement regarding the reclassification described above with the SEC and will file a definitive proxy statement upon completion of SEC review. Before making any voting decisions, investors and shareholders are urged to read the proxy statement carefully in its entirety when it becomes available, as it will contain important information about the reclassification. A definitive proxy statement will be sent to the shareholders of the Company seeking their approval of the reclassification. Investors and shareholders may obtain a free copy of the definitive proxy statement and other documents filed with, or furnished to, the SEC by the Company at the SEC's website at http://www.sec.gov. Copies of the definitive
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proxy  statement and other documents filed with the SEC may also be obtained for free from the Company by directing a written request to First Southern Bancorp, 201 South Main Street, Statesboro, Georgia 30458 Attn: F. Thomas David, President and Chief Executive Officer.

First Southern Bancorp, its directors, executive officers and certain members of management and employees may be soliciting proxies from shareholders in favor of approval of the reclassification. Information regarding such officers and directors is included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004 as filed with the SEC.

FORWARD  LOOKING  STATEMENTS

Certain statements in this press release may constitute "forward-looking" statements as defined in Section 27A of the Securities Act of 1933 (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), the Private Securities Litigation Reform Act of 1995 (the "PSLRA"), or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the PSLRA. Any such forward-looking statements reflect our beliefs and assumptions and are based on information currently available to us. Forward-looking statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Risks and uncertainties relating to the effects and implementation of the reclassification include the risks that shareholders will not approve the reclassification, that the Company will not realize the anticipated cost savings as a result of the reclassification and that the reduction in publicly available information about the Company and in its number of shareholders will decrease the liquidity and market value of the common stock. More detailed information about these risks can be found in the proxy statement relating to the reclassification upon its filing with the SEC.

These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the "safe harbor" provisions of such laws. Any forward-looking statements we make are not guarantees or indicative of future performance.

Any subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth or referred to above. Except as required by law, we disclaim any obligation to update such statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.